Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
April 25, 2023	David D. Brown
(276) 326-9000

First Community Bankshares, Inc. Announces First Quarter 2023 Results and Quarterly Cash Dividend

Bluefield, Virginia – First Community Bankshares, Inc. (NASDAQ: FCBC) (www.firstcommunitybank.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter ended March 31, 2023. The Company reported net income of $11.78 million, or $0.72 per diluted common share, for the quarter ended March 31, 2023.

The Company also declared a quarterly cash dividend to common shareholders of twenty-nine cents ($0.29) per common share, an increase of two cents $0.02, or 7.41%, over the quarterly dividend declared in the same quarter of 2022. The quarterly dividend is payable to common shareholders of record on May 12, 2023, and is expected to be paid on or about May 26, 2023. This marks the 38th consecutive year of regular dividends to common shareholders.

On April 21, 2023, the Company completed its acquisition of Surrey Bancorp and its subsidiary Surrey Bank and Trust of Mount Airy, North Carolina. At closing, Surrey had approximately $468 million in assets, $253 million in loans, and $405 million in deposits.

First Quarter 2023 and Current Highlights

Income Statement

o

Net income of $11.78 million for the quarter was an approximate 24% increase, or $2.27 million, compared to $9.52 million recorded in the same quarter of 2022. The increase is primarily attributable to an increase in net interest income of $4.26 million. The increase in net interest income was offset by an increase in noninterest expense of $827 thousand and a decrease in noninterest income of $611 thousand.

o

Annualized return on average assets was 1.55% for the first quarter of 2023 and 1.20% for the same quarter of 2022. Annualized return on average common equity was 11.15% for the first quarter of 2023 and 8.98% for the same quarter of 2022.

o

Net interest margin for the first quarter was 4.35%, which was an 80 basis point increase from 3.55% reported for the same quarter of 2022. The yield on earning assets increased 85 basis points, primarily driven by increased earnings on loans and securities.

o	The cost of interest-bearing deposits increased 6 basis points to 0.16%, primarily driven by an increase in the interest expense associated with savings and money market deposit accounts.
o

Interest and fees on loans increased $2.99 million from the same quarter of 2022 and is attributable to both an increase in yield and an increase in average balance compared to the yield and average balance of the prior year. Interest income from securities of $2.10 million was an increase of $1.35 million over the first quarter of 2022 primarily attributable to an increase in the portfolio. Interest income on deposits in banks also increased $214 thousand to $462 thousand for the first quarter primarily due to a significant increase in overnight rates as compared to the first quarter of 2022.

o

The net provision for credit losses of $1.74 million for the quarter was a decrease of $219 thousand compared to $1.96 million recorded in the same quarter of 2022. This quarter’s provision was a function of a $1.97 million provision for credit losses and a reduction in the allowance for unfunded commitments of $232 thousand.

Balance Sheet and Asset Quality

o	The Company’s loan portfolio decreased by $11.3 million, or 0.47% from year-end 2022 with the largest decreases in the consumer non-real estate loan type.
o	The Company did not repurchase any common shares during the first quarter of 2023. Share repurchases had been stopped in anticipation of the now completed acquisition of Surrey Bancorp.
o

Non-performing loans to total loans remained low at 0.65% of total loans and continues the declining trend experienced over the past four quarters. The Company experienced net charge-offs for the first quarter of 2023 of $1.74 million, or 0.29% of annualized average loans, compared to net charge-offs of $838 thousand, or 0.15% of annualized average loans, for the same period in 2022.

o	The allowance for credit losses to total loans was 1.29% at March 31, 2023.
o	Book value per share at March 31, 2023, was $26.58, an increase of $0.57 from year-end 2022.

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this news release include “tangible book value per common share,” “return on average tangible common equity,” “adjusted earnings,” “adjusted diluted earnings per share,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” and certain financial measures presented on a fully taxable equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%.          While the Company believes certain non-GAAP financial measures enhance the understanding of its business and performance, they are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 48 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of March 31, 2023. First Community Bank offers wealth management and investment advice and services through its Trust Division and through its wholly owned subsidiary, First Community Wealth Management, which collectively managed and administered $1.34 billion in combined assets as of March 31, 2023. The Company reported consolidated assets of $3.05 billion as of March 31, 2023. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except share and per share data)	2023	2022	2022	2022	2022
Interest income
Interest and fees on loans	$27,628	$27,873	$26,405	$25,651	$24,641
Interest on securities	2,099	1,900	1,785	1,551	750
Interest on deposits in banks	462	1,215	1,532	768	248
Total interest income	30,189	30,988	29,722	27,970	25,639
Interest expense
Interest on deposits	718	366	380	422	486
Interest on borrowings	59	1	-	1	-
Total interest expense	777	367	380	423	486
Net interest income	29,412	30,621	29,342	27,547	25,153
Provision for credit losses	1,742	3,416	685	510	1,961
Net interest income after provision	27,670	27,205	28,657	27,037	23,192
Noninterest income	8,583	9,184	9,950	8,854	9,194
Noninterest expense	20,813	20,730	21,145	21,255	19,986
Income before income taxes	15,440	15,659	17,462	14,636	12,400
Income tax expense	3,658	3,076	4,111	3,423	2,885
Net income	$11,782	$12,583	$13,351	$11,213	$9,515

Earnings per common share
Basic	$0.73	$0.78	$0.82	$0.67	$0.57
Diluted	0.72	0.77	0.81	0.67	0.56
Cash dividends per common share
Regular	0.29	0.29	0.27	0.27	0.27
Weighted average shares outstanding
Basic	16,228,297	16,229,289	16,378,022	16,662,817	16,817,284
Diluted	16,289,489	16,281,922	16,413,202	16,682,615	16,864,515
Performance ratios
Return on average assets	1.55%	1.59%	1.63%	1.38%	1.20%
Return on average common equity	11.15%	11.99%	12.60%	10.61%	8.98%
Return on average tangible common equity(1)	16.19%	17.75%	18.51%	15.56%	13.10%

(1)	A non-GAAP financial measure defined as net income divided by average stockholders' equity less average goodwill and other intangible assets

CONDENSED CONSOLIDATED QUARTERLY NONINTEREST INCOME AND EXPENSE (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2023	2022	2022	2022	2022
Noninterest income
Wealth management	$1,017	$958	$932	$993	$972
Service charges on deposits	3,159	3,354	3,689	3,672	3,498
Other service charges and fees	3,082	3,006	2,988	3,297	3,017
Gain on sale of securities	7	-	-	-	-
Gain on divestiture	-	-	1,658	-	-
Other operating income	1,318	1,866	683	892	1,707
Total noninterest income	$8,583	$9,184	$9,950	$8,854	$9,194
Noninterest expense
Salaries and employee benefits	$11,595	$11,913	$12,081	$11,518	$11,671
Occupancy expense	1,168	1,196	1,188	1,165	1,269
Furniture and equipment expense	1,401	1,413	1,478	1,496	1,614
Service fees	2,019	1,905	1,635	2,563	1,503
Advertising and public relations	643	574	718	577	540
Professional fees	327	98	208	544	453
Amortization of intangibles	234	364	365	360	357
FDIC premiums and assessments	320	330	321	257	218
Merger expense	379	596	-	-	-
Divestiture expense	-	-	153	-	-
Other operating expense	2,727	2,341	2,998	2,775	2,361
Total noninterest expense	$20,813	$20,730	$21,145	$21,255	$19,986

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except per share data)	2023	2022	2022	2022	2022
Net income	$11,782	$12,583	$13,351	$11,213	$9,515
Non-GAAP adjustments:
(Gain) loss on sale of securities	(7)	-	-	-	-
Merger expense	379	596	-	-	-
Divestiture expense	-	-	153	-	-
Gain on divestiture	-	-	(1,658)	-	-
Other items(1)	-	(450)	-	(92)	-
Total adjustments	372	146	(1,505)	(92)	-
Tax effect	10	(29)	(361)	(22)	-
Adjusted earnings, non-GAAP	$12,144	$12,758	$12,207	$11,143	$9,515

Adjusted diluted earnings per common share, non-GAAP	$0.75	$0.78	$0.74	$0.67	$0.56
Performance ratios, non-GAAP
Adjusted return on average assets	1.60%	1.61%	1.49%	1.37%	1.20%
Adjusted return on average common equity	11.49%	12.16%	11.52%	10.55%	8.98%
Adjusted return on average tangible common equity(2)	16.69%	17.93%	16.92%	15.46%	13.10%

(1)	Includes other non-recurring income and expense items
(2)	A non-GAAP financial measure defined as adjusted earnings divided by average stockholders' equity less average goodwill and other intangible assets

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended March 31,
	2023			2022
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,393,759	$27,698	4.69%	$2,200,003	$24,698	4.55%
Securities available for sale	316,734	2,140	2.74%	140,975	800	2.30%
Interest-bearing deposits	40,993	465	4.60%	544,718	249	0.19%
Total earning assets	2,751,486	30,303	4.47%	2,885,696	25,747	3.62%
Other assets	322,789			328,212
Total assets	$3,074,275			$3,213,908

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$666,447	$26	0.02%	$679,211	$28	0.02%
Savings deposits	827,414	484	0.24%	881,295	66	0.03%
Time deposits	271,214	208	0.31%	346,902	392	0.46%
Total interest-bearing deposits	1,765,075	718	0.16%	1,907,408	486	0.10%
Borrowings
Federal funds purchased	4,719	58	5.07%	-	-	-
Retail repurchase agreements	2,086	1	0.06%	1,993	-	N/M
Total borrowings	6,805	59	0.07%	1,993	-	N/M
Total interest-bearing liabilities	1,771,880	777	0.18%	1,909,401	486	0.10%
Noninterest-bearing demand deposits	838,041			835,921
Other liabilities	35,669			38,956
Total liabilities	2,645,590			2,784,278
Stockholders' equity	428,685			429,630
Total liabilities and stockholders' equity	$3,074,275			$3,213,908
Net interest income, FTE(1)		$29,526			$25,261
Net interest rate spread			4.29%			3.52%
Net interest margin, FTE(1)			4.35%			3.55%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $193 thousand and $866 thousand for the three months ended March 31, 2023 and 2022, respectively.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except per share data)	2023	2022	2022	2022	2022
Assets
Cash and cash equivalents	$92,385	$170,846	$229,095	$398,242	$457,306
Debt securities available for sale	308,269	300,349	299,620	287,767	268,703
Loans held for investment, net of unearned income	2,388,897	2,400,197	2,362,733	2,299,798	2,244,296
Allowance for credit losses	(30,789)	(30,556)	(29,388)	(29,749)	(28,981)
Loans held for investment, net	2,358,108	2,369,641	2,333,345	2,270,049	2,215,315
Premises and equipment, net	47,407	47,340	47,891	49,752	50,912
Other real estate owned	481	703	559	579	848
Interest receivable	8,646	9,279	8,345	8,433	8,100
Goodwill	129,565	129,565	129,565	129,565	129,565
Other intangible assets	3,942	4,176	4,541	4,905	5,266
Other assets	102,869	103,673	107,838	109,085	108,112
Total assets	$3,051,672	$3,135,572	$3,160,799	$3,258,377	$3,244,127

Liabilities
Deposits
Noninterest-bearing	$823,297	$872,168	$878,423	$877,962	$860,652
Interest-bearing	1,761,327	1,806,647	1,831,798	1,920,577	1,922,292
Total deposits	2,584,624	2,678,815	2,710,221	2,798,539	2,782,944
Securities sold under agreements to repurchase	1,866	1,874	1,958	2,635	2,488
Interest, taxes, and other liabilities	33,451	32,898	36,362	39,157	34,539
Total liabilities	2,619,941	2,713,587	2,748,541	2,840,331	2,819,971

Stockholders' equity
Common stock	16,243	16,225	16,273	16,502	16,782
Additional paid-in capital	128,666	128,508	129,914	136,705	144,088
Retained earnings	300,047	292,971	285,096	276,499	269,798
Accumulated other comprehensive loss	(13,225)	(15,719)	(19,025)	(11,660)	(6,512)
Total stockholders' equity	431,731	421,985	412,258	418,046	424,156
Total liabilities and stockholders' equity	$3,051,672	$3,135,572	$3,160,799	$3,258,377	$3,244,127

Shares outstanding at period-end	16,243,551	16,225,399	16,273,177	16,502,144	16,781,975
Book value per common share	$26.58	$26.01	$25.33	$25.33	$25.27
Tangible book value per common share(1)	18.36	17.76	17.09	17.18	17.24

(1)	A non-GAAP financial measure defined as stockholders' equity less goodwill and other intangible assets, divided by shares outstanding

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2023	2022	2022	2022	2022
Allowance for Credit Losses
Balance at beginning of year:
Allowance for credit losses - loans	$30,556	$29,388	$29,749	$28,981	$27,858
Allowance for credit losses - loan commitments (1)	1,196	1,416	956	775	678
Total allowance for credit losses beginning of year	31,752	30,804	30,705	29,756	28,536
Provision for credit losses:
Provision for credit losses - loans	1,974	3,416	685	510	1,961
(Recovery of) provision for credit losses - loan commitments (1)	(232)	(220)	460	181	97
Total provision for credit losses - loans and loan commitments	1,742	3,196	1,145	691	2,058
Charge-offs	(2,570)	(2,873)	(2,158)	(1,469)	(1,302)
Recoveries	829	625	1,112	1,727	464
Net (charge-offs) recoveries	(1,741)	(2,248)	(1,046)	258	(838)
Balance at end of period:
Allowance for credit losses - loans	30,789	30,556	29,388	29,749	28,981
Allowance for credit losses - loan commitments (1)	964	1,196	1,416	956	775
Ending balance	$31,753	$30,556	$29,388	$29,749	$28,981

Nonperforming Assets
Nonaccrual loans	$15,557	$15,208	$15,303	$17,826	$20,487
Accruing loans past due 90 days or more	23	142	131	131	-
Modified loans past due 90 days or more (2)	-	-	-	-	-
Troubled debt restructurings ("TDRs") (3)	-	1,346	1,331	515	1,141
Total nonperforming loans	15,580	16,696	16,765	18,472	21,628
OREO	481	703	559	579	848
Total nonperforming assets	$16,061	$17,399	$17,324	$19,051	$22,476

Additional Information
Total modified loans (2)	$429	$-	$-	$-	$-
Total accruing TDRs (4)	$-	$7,112	$7,028	$8,313	$8,782

Asset Quality Ratios
Nonperforming loans to total loans	0.65%	0.70%	0.71%	0.80%	0.96%
Nonperforming assets to total assets	0.53%	0.55%	0.55%	0.58%	0.69%
Allowance for credit losses to nonperforming loans	197.62%	183.01%	175.29%	161.05%	134.00%
Allowance for credit losses to total loans	1.29%	1.27%	1.24%	1.29%	1.29%
Annualized net charge-offs (recoveries) to average loans	0.29%	0.37%	0.18%	-0.05%	0.15%

(1)	Prior quarter information for loan commitments has been reclassed for presentation purposes.
(2)	ASU 2022-02, Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures. ASU adopted effective January 1, 2023.
(3)

Accruing TDRs restructured within the past six months or nonperforming as reported prior to the adoption of ASU 2022-02 Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures.

(4)	Accruing total TDRs as reported prior to the adoption of ASU 2022-02 Financial Instruments-Credit Losses (Topic 326), Troubled Debt Restructurings and Vintage Disclosures.